Exhibit 10.6

FORM OF EQUITY ACQUISITION AGREEMENT

BY AND AMONG

LNR PROPERTY CORPORATION

AND

LNR CAPITAL CORPORATION

DATED AS OF [                    ], 200[  ]

Exhibits	Exhibit Name

A	Amended Equity Acquisition Agreement

i

FORM OF EQUITY ACQUISITION AGREEMENT

EQUITY ACQUISITION AGREEMENT dated as of [                   ], 200[  ] (this “Agreement”), by and between LNR Capital Corporation, a Maryland corporation (“Buyer”), and LNR Property Corporation, a Delaware corporation (“Seller”).  Buyer and Seller are referred to collectively herein as the “Parties.”

WHEREAS, LNR Capital Limited Partnership is a Delaware limited partnership formed on August 17, 2005 (“LNR OP”);

WHEREAS, Seller owns Common Units (as such term is defined in the Agreement of Limited Partnership of LNR OP dated [                ], 200[  ] (the “Partnership Agreement”) of LNR OP;

WHEREAS, Seller desires to sell, and Buyer desires to purchase, in accordance with the terms and conditions of this Agreement, all of the Seller’s right, title, and interest in [       ] Common Units (the “OP Units”);

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1             Definitions.  The following terms have the respective meanings ascribed thereto below:

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Business Day” shall mean any day other than Saturday, Sunday or any other day on which banks in New York, New York are permitted or required to be closed.

“Buyer” has the meaning set forth in the Preamble to this Agreement.

“Buyer Indemnified Parties” has the meaning set forth in Section 6.2.

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” has the meaning set forth in Section 2.3.

“Contemplated Transactions” means the sale by the Seller, and the acquisition by the Buyer of the OP Units.

“Governmental Authority” means any: (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Law” has the meaning set forth in Section 3.3.

“Lien” means any lien, charge, option, pledge, assignment, mortgage, security interest, preemptive right, right of first refusal or encumbrance of any kind.

“LNR OP” has the meaning set forth in the Recitals to this Agreement.

“Loss” means any actual loss, liability, obligation, payment, assessment, costs or expenses, including without limitation interest, penalties, fines, and reasonable attorneys’ fees and expenses (including those incurred in connection with the enforcement of a Party’s right to indemnification hereunder); provided, however, that in no event shall the term “Loss” include punitive, special, indirect, consequential or other damages other than direct damages.

“OP Units” has the meaning set forth in the Recitals to this Agreement.

“Organizational Documents” means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the certificate of formation and operating agreement of a limited liability company; (e) any charter, bylaw, operating agreement or similar document not described in (a) through (d) above adopted or filed in connection with the creation, formation, organization or operation of a Person; and (f) any amendment or contemplated amendment to any of the foregoing.

“Parties” has the meaning set forth in the Preamble to this Agreement.

“Partnership Agreement” had the meaning set forth in the Recitals to this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity.

“Purchase Price” has the meaning set forth in Section 2.2(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the Preamble to this Agreement.

“Seller Indemnified Parties” has the meaning set forth in Section 6.3.

“Underwriting Agreement” has the meaning set forth in Section 2.4(a).

ARTICLE II

PURCHASE AND SALE

Section 2.1             Purchase and Sale of the OP Units.  Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below) the Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from the Seller, the OP Units for the Purchase Price (as defined below).

Section 2.2             Purchase Price.  (a)  On the Closing Date, Buyer shall pay to Seller an amount equal to $[              ], (the “Purchase Price”).

(b)           The Purchase Price shall be paid by Buyer by wire transfer of immediately available funds to an account of Seller specified by Seller to Buyer in writing.

Section 2.3             The Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) is taking place in connection with the consummation of the Buyer’s initial public offering of the Buyer’s common stock and with the execution of this Agreement at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 or at such time and place as the Parties shall mutually agree.  For all purposes hereunder (a) the date of this Agreement shall be referred to as the “Closing Date,” and (ii) the Closing shall be deemed to have occurred at 11:59 p.m. on the Closing Date.

Section 2.4             Closing Deliveries.  Contemporaneously herewith, and simultaneously with the other Party’s deliveries hereunder:

(a)           Seller shall deliver to Buyer the certificates representing the OP Units duly endorsed by Seller for transfer to Buyer; and

(b)           Buyer shall deliver to Seller the Purchase Price via wire transfer to the account(s) specified by Seller to Buyer in writing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF SELLER

The Seller hereby represents and warrants to the Buyer, as of the date of this Agreement, as follows:

Section 3.1             Organization and Authority.  Seller is a corporation duly formed, validly existing, and in good standing under the laws of the state of Delaware with all requisite power and authority to carry out the transactions contemplated hereby.

Section 3.2             Execution and Delivery; Valid and Binding Agreement.   (a)  The execution, delivery and performance by Seller of this Agreement, and the consummation of the Contemplated Transactions, have been duly and validly authorized by all requisite corporate proceedings on the part of Seller, and no other corporate proceedings on the part of Seller are necessary to authorize the execution, delivery and performance by Seller of this Agreement.

(b)           This Agreement has been duly executed and delivered by Seller and, assuming that this Agreement is the valid and binding agreement of the Buyer, constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights or by general principles of equity.

Section 3.3             Noncontravention.  Neither the execution and the delivery of this Agreement by Seller, nor the consummation by Seller of the Contemplated Transactions, will (a) violate (i) any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction (each, a “Law”) of any Governmental Entity to which Seller is subject, (ii) any provision of the Organizational Documents of Seller or (iii) any agreement, indenture or instrument to which any of the Seller is a party, or (b) require Seller to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity or other third party in order for Seller to consummate the Contemplated Transactions, except, in the case of the foregoing clauses (a)(i), (a)(iii) and (b), for any such violations, conflicts, breaches, defaults, rights of acceleration, terminations, cancellations, requirements or other actions or notices that are not reasonably likely, individually or in the aggregate, to result in a material adverse effect on the value of the OP Units, taken as a whole.

Section 3.4             Title to OP Units.  As of the date of this Agreement, all of the OP Units are owned by Seller and Seller has good title to all of such OP Units, free and clear of Liens.  At Closing, Seller will transfer, and Buyer will acquire, good and marketable title to the OP Units, free and clear of any Liens.

Section 3.5             Litigation.    As of the date of this Agreement, there is no action, suit, investigation or proceeding pending, or, to the knowledge of Seller, threatened against Seller before any Governmental Entity specifically relating to the ownership of the OP Units.  Seller has no pending action against any third party relating specifically to the ownership of the OP Units.  There are no unsatisfied judgments or material outstanding orders, writs, injunctions, decrees, settlements, stipulations or awards (whether rendered by a court or Governmental Entity or by arbitration) against Seller specifically relating to the ownership of the OP Units.  There is in effect no temporary restraining order, injunction or similar equitable relief applicable to Seller prohibiting or seeking to prohibit consummation of the Contemplated Transactions.

Section 3.6             Compliance with Laws. Seller has been and is in compliance with all Laws applicable to the OP Units, except where such noncompliance would not result in any change, event or circumstance that has or is reasonably likely to, individually or in the aggregate, have a material adverse effect on the value of the OP Units, taken as a whole.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer hereby represents and warrants to the Seller, as of the date of this Agreement, as follows:

Section 4.1             Organization of Buyer.  Buyer is a corporation duly formed, validly existing, and in good standing under the laws of the State of Maryland with all requisite power and authority to carry out the transactions contemplated hereby.

Section 4.2             Execution and Delivery; Valid and Binding Agreement.  (a)  The execution, delivery and performance by Buyer of this Agreement, and the consummation of the Contemplated Transactions, have been duly and validly authorized by all requisite corporate proceedings on the part of Buyer, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement.

(b)           This Agreement has been duly executed and delivered by Buyer and, assuming that this Agreement is the valid and binding agreement of Seller, constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights or by general principles of equity.

Section 4.3             Noncontravention.  Neither the execution and the delivery of this Agreement nor the consummation of the Contemplated Transactions, will (a) violate (i) any Law to which Buyer is subject (ii) any provision of Buyer’s Organizational Documents or (iii) any agreement, indenture or instrument to which any of the Buyer is a party, or (b) require Buyer to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity or other third party in order for Buyer to consummate the Contemplated Transactions, except, in the case of the foregoing clauses (a)(i), (a)(iii) and (b), for any such violations, conflicts, breaches, defaults, rights of acceleration, terminations, cancellations, requirements or other actions or notices that are not reasonably likely, individually or in the aggreagate, to result in a material adverse effect on the ability of Buyer to consummate the Contemplated Transactions.

Section 4.4             Certain Securities Law Matters. (a)  Buyer is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.  Buyer is acquiring the OP Units for its own account for investment and with no present intention of distributing or reselling such securities or any part thereof in any transaction which would constitute a “distribution” within the meaning of the Securities Act.  Buyer understands that the OP Units have not been registered under the Securities Act or any state securities laws and are being transferred to Buyer in part in reliance on the foregoing representation.  Buyer understands that the OP Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws.  Buyer is able to bear the economic risk of holding the OP Units for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the OP Units. Buyer has had the opportunity to perform such due diligence regarding the OP Units as deemed by it to be reasonably necessary and appropriate in the circumstances, and except for the specific representations and warranties set forth herein, is relying solely upon its own due diligence and analysis of the economic, legal and tax aspects of owning the OP Units and consummating the Contemplated Transactions.

ARTICLE V

COVENANTS OF THE PARTIES

Section 5.1             Consents and Approvals.  Subject to the terms hereof, with respect to any consents, approvals or filings which have not been obtained or made as of the date hereof, or which by the nature of the relevant consent, approval or filing cannot be obtained or made prior to Closing, the Parties shall use their respective commercially reasonable efforts to, as promptly as practicable (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to obtain such consents or approvals (ii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any applicable federal or state securities Laws and any other applicable Law, and (iii) execute and/or deliver any additional instruments necessary to fully carry out the purposes of this Agreement.  The Parties shall cooperate with each other in connection with obtaining such consents or approvals or the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing.  The Parties shall use their respective commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with any of the transactions contemplated hereby.

Section 5.2             Further Assurances.  The parties shall cooperate reasonably with each other and with their respective representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement; provided, however, that neither Party shall be required to make any material change to its business, expend any material funds or incur any other material burden in order to comply with this Section 5.2.

ARTICLE VI

SURVIVAL AND INDEMNITY

Section 6.1             Survival.  All of the representations and warranties of the Seller contained in Article III above, and all of the representations and warranties of the Buyer contained in Article IV above, shall survive the Closing hereunder and continue in full force and effect for a period of one year following the Closing Date.  The Parties’ respective covenants and agreements to be performed at or after the Closing Date contained in this Agreement shall survive indefinitely unless otherwise set forth herein.

Section 6.2             Indemnification by Seller.  Subject to the limitations of Section 5.1 above, Seller agrees to indemnify the Buyer and its Affiliates and their officers, directors, managers, members, employees and stockholders (collectively, the “Buyer Indemnified Parties”) from, and hold them harmless against any Losses, which any of the Buyer Indemnified Parties suffer, sustain or become subject to, that are caused by, arise out of or are a result of any of the following: (i) any material breach of any of the representations and warranties of Seller contained in this Agreement (except for those representations and warranties that are qualified by materiality, for which the Seller agrees to indemnify for any breach); or (ii) any material breach of, or failure to perform, any covenant or agreement of Seller contained in this Agreement.

Section 6.3             Indemnification by the Buyer. Subject to the limitations of Section 5.1 above, the Buyer agrees to indemnify Seller, and its Affiliates, officers, directors, managers, members, employees and stockholders (collectively, the “Seller Indemnified Parties”) from, and hold them harmless against, any Losses, which any of the Seller Indemnified Parties suffer, sustain or become subject to, that are caused by or are a result of any of the following: (i) any material breach of any of the representations and warranties of the Buyer contained in this Agreement (except for those representations and warranties that are qualified by materiality, for which the Buyer agrees to indemnify for any breach), or (ii) any material breach of, or failure to perform, any covenant or agreement of the Buyer contained in this Agreement.

ARTICLE VII

EXERCISE OF OVER-ALLOTMENT

Section 7.1             Form of Amendment. In the event that the underwriters’ over-allotment option is exercised pursuant to Section 2(c) of the Underwriting Agreement, the Parties shall execute an amendment to this Agreement, in the form attached hereto as Exhibit A.

ARTICLE VIII

MISCELLANEOUS

Section 8.1             Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure required by applicable Law (in which case the disclosing Party will use commercially reasonable efforts to advise the other Party prior to making such disclosure).

Section 8.2             No Third-Party Beneficiaries.  Except as set forth in Article V with respect to Seller Indemnified Parties and Buyer Indemnified Parties, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

Section 8.3             Entire Agreement.  This Agreement constitutes the entire agreement between the Parties and supersede any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof and thereof.

Section 8.4             Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

Section 8.5             Counterparts.  This Agreement may be executed in one or more counterparts, and by different parties on different counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

Section 8.6             Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.7             Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then three Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller:

LNR Property Corporation
c/o LNR Property Holdings Ltd.
1601 Washington Avenue, Suite 800

Miami Beach, Florida 33139
Attention: General Counsel
Facsimile: (305) 695-5500

Copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022
Facsimile: (212) 593-5955
Attention: André Weiss, Esq.

If to the Buyer:

LNR Capital Corporation
c/o LNR Property Holdings Ltd.
1601 Washington Avenue, Suite 800

Miami Beach, Florida 33139
Attention: General Counsel
Facsimile: (305) 695-5500

Copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022
Facsimile: (212) 593-5955
Attention: André Weiss, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  Any proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may only be brought against any of the Parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

Section 8.8             Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE,

AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (C) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH HEREIN.

Section 8.9             Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties.  No waiver by any Party of any default, misrepresentation, or breach of warranty hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 8.10           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 8.11           Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” means “including without limitation.”

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

LNR PROPERTY CORPORATION

By:
Name:
Title:

LNR CAPITAL CORPORATION

By:
Name:
Title:

Exhibit A

Amendment to Equity Acquisition Agreement